SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2007

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307
(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street Suite 320 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

630-573-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

This Form 8-K/A of RC2 Corporation (the "Company") relates to the Form 8-K filed on February 13, 2007 (the "Original Report"). In the Original Report, the Company furnished a press release (the "Press Release") announcing results for the quarter and year ended December 31, 2006. This amendment describes a reclassification relating to a restructuring charge reported in the Press Release.

Reclassification. The Company's results reported in the Press Release for the quarter and year ended December 31, 2006 included a non-cash restructuring charge of $14.5 million related to certain discontinued automotive collectible product lines. All of this restructuring charge was reported below the gross profit line in the Consolidated Statements of Earnings in the Press Release. After the filing of the Original Report, the Company determined that approximately $1.9 million of the restructuring charge relating to inventory should be reclassified to be reflected above the gross profit line on the Consolidated Statements of Earnings. This reclassification does not affect the total size of the restructuring charge or the Company's operating income, income from continuing operations, net income or EBITDA as reported in the Press Release. However, this reclassification will have the effect of reducing the Company's gross profit and gross margin for the quarter and year ended December 31, 2006.

Gross Margin Giving Effect to Reclassification. Gross margin in the 2006 fourth quarter decreased to 45.3% from 47.3% in the year ago fourth quarter. The 2006 fourth quarter gross margin reflects the impact of a less favorable product and distribution mix and higher product costs, especially in die-cast products, than that experienced in the fourth quarter of 2005 and $1.9 million in a non-cash restructuring charge. Gross margin in the 2006 fourth quarter excluding the $1.9 million restructuring charge was 46.5%.

Gross margin for the year ended December 31, 2006 decreased to 46.5% as compared with 48.7% for 2005. The 2006 gross margin reflects the impact of a less favorable product and distribution mix and higher product costs, especially in die-cast products, than that experienced in 2005 and $1.9 million in a non-cash restructuring charge. Gross margin for the year ended December 31, 2006 excluding the $1.9 million restructuring charge was 46.9%.

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Amended Financial Tables. An amended Consolidated Statement of Earnings giving effect to the reclassification is attached to this report and replaces the Consolidated Statement of Earnings included in the Press Release. This Form 8-K/A as well as the Press Release contain non-GAAP financial measures. For additional information, see "Use of Non-GAAP Financial Information" and "EBITDA" in the Press Release. Attached to this Form 8-K/A is an amended Reconciliation of Non-GAAP Financial Information table, which replaces that table included in the Press Release, and a Reconciliation of Gross Profit table.

The information in this Form 8-K/A shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    RC2 CORPORATION
Date:  February 20, 2007
    BY  /s/ Jody L. Taylor
                 Jody L. Taylor, Chief Financial Officer

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RC2 Corporation and Subsidiaries
Consolidated Statements of Earnings
(In thousands, except per share data)

	Quarter ended December 31,		Year ended December 31,
	2006	2005	2006	2005

Net sales	$154,550	$153,936	$518,829	$492,766
Cost of sales (1)	82,639	81,200	275,754	252,935
Restructuring charge related to discontinued automotive collectibles	1,872	-	1,872	-
Gross profit	70,039	72,736	241,203	239,831
Selling, general and
administrative expenses (1)	41,993	42,362	155,180	150,381
Restructuring charge related to discontinued automotive collectibles	12,631	-	12,631	-
Amortization of intangible assets	204	290	1,149	1,385
Gain on sale of W. Britain product line	-	-	-	(1,953)
Operating income	15,211	30,084	72,243	90,018
Interest expense, net	650	1,426	3,465	5,983
Other expense	375	493	530	146
Income before income taxes	14,186	28,165	68,248	83,889
Income tax expense	4,762	10,898	24,478	31,153
Income from continuing operations	$9,424	$17,267	$43,770	$52,736
Discontinued operations:
Income (loss) from discontinued operations	(11,328)	12	(9,676)	394
Net income (loss)	$(1,904)	$17,279	$34,094	$53,130

(1) Depreciation expense was approximately $3.3 million and $4.1 million for the quarters ended December 31, 2006 and 2005, respectively.
Depreciation expense was approximately $14.1 million and $14.4 million for the years ended December 31, 2006 and 2005, respectively.

EPS:
Basic net income per share:
Income from continuing operations	$0.45	$0.83	$2.10	$2.56
Income (loss) from discontinued operations	$(0.54)	$0.00	$(0.46)	$0.02
Net income (loss)	$(0.09)	$0.83	$1.63	$2.58
Diluted net income per share:
Income from continuing operations	$0.44	$0.80	$2.05	$2.45
Income (loss) from discontinued operations	$(0.53)	$0.00	$(0.45)	$0.02
Net income (loss)	$(0.09)	$0.80	$1.59	$2.47
Weighted average shares outstanding
Basic	21,004	20,703	20,884	20,613
Diluted	21,463	21,552	21,377	21,532

RC2 Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Information
(unaudited and in thousands, except per share data)

Reconciliation of Consolidated Income from Continuing Operations

	Quarter ended December 31,		Year ended December 31,
	2006	2005	2006	2005
	As Adjusted to Exclude Non-Recurring Items	As Adjusted to Exclude Non-Recurring Items and to Include Stock Option Expense	As Adjusted to Exclude Non-Recurring Items	As Adjusted to Exclude Non-Recurring Items and to Include Stock Option Expense

Net sales	$154,550	$153,936	$518,829	$492,766
Cost of sales (3)	82,639	80,419	275,754	252,154
Restructuring charge related to discontinued automotive collectibles (4)	-	-	-	-
Gross profit	71,911	73,517	243,075	240,612
Selling, general and administrative expenses (5)	41,993	43,214	155,180	153,652
Amortization of intangible assets	204	290	1,149	1,385
Restructuring charge related to discontinued automotive collectibles (4)	-	-	-	-
Gain on sale of W. Britain product line (2)	-	-	-	-
Operating income	29,714	30,013	86,746	85,575
Interest expense, net	650	1,426	3,465	5,983
Other expense	375	493	530	146
Income before income taxes	28,689	28,094	82,751	79,446
Income tax expense (1)	10,012	10,404	29,888	29,751
Income from continuing operations	$18,677	$17,690	$52,863	$49,695

Reconciliation of Diluted Earnings Per Share from Continuing Operations

	Quarter ended December 31,		Year ended December 31,
	2006	2005	2006	2005
As reported	$0.44	$0.80	$2.05	$2.45
Tax adjustments (1)	$-	$0.02	$-	$(0.01)
Stock option expense (5)	$-	$(0.02)	$-	$(0.10)
Gain on sale of W. Britain assets (2)	$-	$-	$-	$(0.06)
Restructuring charge related to discontinued automotive collectibles (4)	$0.43	$-	$0.42	$-
Non-recurring charges for
discontinued products (3)	$-	$0.02	$-	$0.02
As adjusted	$0.87	$0.82	$2.47	$2.30

(1)	During the second quarter of 2005, the Company benefited from the reduction of certain accruals stemming from the resolution of specific outstanding state and foreign tax issues. The reduction of these accruals amounted to a benefit of $0.7 million, or $0.03 per diluted share.
During the fourth quarter of 2005, the Company approved its plan for the one-time repatriation and reinvestment of unremitted foreign earnings under the American Jobs Creation Act. The Company repatriated cash of $8 million during the quarter, and incurred a tax charge of approximately $0.5 million, or $0.02 per diluted share.

(2)	During the third quarter of 2005, the Company sold assets related to the W. Britain product line of collectible pewter toy soldiers and accessories for cash totaling $2.9 million. This transaction resulted in a gain of $2.0 million, $1.2 million net of income tax, or $0.06 per diluted share, which is included in operating income.
(3)	During the fourth quarter of 2005, the Company discontinued certain individual licensed SKU's within some collectible product lines and decided not to renew the associated license agreements. The Company wrote-off specifically identified undepreciated tooling costs of
$0.8 million, $0.5 million net of income tax, or $0.02 per diluted share.
(4)	During December 2006, the Company made the decision to discontinue its Racing Champions®, JoyRide®, Ertl® and AMT® die-cast and model kit automotive collectible product lines. As a result of discontinuing certain of these product lines, the Company recorded in the fourth quarter a non-cash restructuring charge of approximately $14.5 million (approximately $9.3 million and $9.1 million, net of income tax)
or $0.43 and $0.42 per diluted share for the quarter and year ended December 31, 2006, respectively, to write-off undepreciated tooling costs and unamortized intangible assets and to provide inventory and royalty reserves.
(5)	Includes $0.9 million and $3.3 million, $0.5 million and $2.1 million net of income tax, in pro forma compensation expense for stock options for the quarter and year ended December 31, 2005 respectively, for comparison purposes.

RC2 Corporation and Subsidiaries
Supplemental Reporting
(unaudited and in thousands)

Reconciliation of Gross Profit

	Quarter ended Dec. 31, 2006	Quarter ended Dec. 31, 2005	Year ended Dec. 31, 2006	Year ended Dec. 31, 2005
Gross profit — as reported	$70,039	$72,736	$241,203	$239,831
Restructuring charge related to discontinued automotive collectibles	1,872	-	1,872	-

Gross profit adjusted to exclude restructuring charge related to discontinued automotive collectibles	$71,911	$72,736	$243,075	$239,831
Percentage of net sales	46.5%	47.3%	46.9%	48.7%